SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2015 (November 26, 2014)

ALTAIR INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6501 E. Greenway Pkwy #103-412

Scottsdale, AZ 85254

(760) 413-3927

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ALTAIR INTERNATIONAL CORP.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2014, Altair International Corp., a corporation organized and existing under the laws of the State of Nevada (“Altair”), and Cure Pharmaceutical Corporation, a corporation organized and existing under the laws of the State of California (“Supplier”) entered into an Exclusive Distribution and License Agreement (the “Distribution Agreement”). Pursuant to the Distribution Agreement, Altair was appointed as the exclusive distributor and licensee, to distribute, offer for sale and sell an Oral Thin Film (OTF) delivery system, which will include the drug active sildenafil in various dosage amounts manufactured and developed by Supplier. The Company has the exclusive rights to sell the product throughout the defined territory, which includes Asia, Brazil, the Middle East and Canada. For the sake of clarity, Asia includes India, China, Malaysia, Indonesia, Taiwan, Japan, Philippines, and those other countries dependent on China’s SDA certification for their approval protocol of the Products. Further, Supplier acknowledges and agrees that Altair has the right to appoint sub-distributors (which may be Affiliates of Altair), as determined from time to time in Altair’s sole discretion, to distribute, offer for sale and sell the Products in the Territory.

Additionally, Supplier granted to Altair the exclusive license, for the duration of the Term, with the right to grant sub-licenses to sub-distributors, under the Product Trademarks to distribute, offer for sale and sell the Products in the Territory.

In accordance with the foregoing and in order to close the transaction, Altair paid Supplier a license and distribution fee in the aggregate amount of Two Hundred Thousand ($200,000) Dollars (the “License Fee). The Final Payment was made to Supplier on January 20, 2015. All closing certificates and final due diligence documents were received and the Transaction closed on February 10, 2015.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Distribution Agreement is included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On February 9, 2015, the “Company effectuated a forward stock split (the “Forward Split”) of its issued and outstanding common shares whereby every one (1) old share of the Company’s common stock was exchanged for seven (7) new shares of the Company's common stock. FINRA confirmed approval of the Forward Split on February 9, 2015, payable as a dividend to shareholders, and the Forward Split became effective the same day. The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent. Accordingly, the Company’s symbol will change to ATAOD to reflect the Forward Split and twenty (20) days thereafter, the “D” will be removed and the symbol will return to ATAO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR INTERNATIONAL CORP.

Date: February 11, 2015	By:	/s/ Alan Smith
Alan Smith
Chief Executive Officer